Exhibit 99.2

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Ingersoll Rand to Enhance Shareholder and Company Value Through Two Major Initiatives

Plans Tax-Free Spin-Off of Combined Commercial and Residential Security Businesses to Shareholders

•	Commercial and residential security businesses will be combined to form a new standalone global company

•	Ingersoll Rand to continue as a global leader in creating comfortable, sustainable and efficient environments

Company to Revise Capital Structure and Allocation Strategy to Return Additional Capital to Shareholders and Enhance Total Shareholder Return

•	Increase overall debt and leverage ratio while maintaining solid investment grade rating

•	New $2 billion share repurchase program

•	31 percent increase in quarterly dividend to 21 cents per ordinary share

Swords, Ireland, December 10, 2012 – Ingersoll-Rand plc (NYSE:IR) today announced that its Board of Directors has unanimously approved a plan to spin off its commercial and residential security businesses (the “new security” company). The separation will result in two standalone companies: Ingersoll Rand, a world leader in creating comfortable, sustainable and efficient environments through its industrial, transport refrigeration, and heating, ventilation and air conditioning (HVAC) businesses; and the new security company, a leading global provider of electronic and mechanical security products and services, delivering comprehensive solutions to commercial and residential customers. Ingersoll Rand expects the spin-off, which is intended to be tax free to shareholders, to be completed in approximately 12 months.

“Given the distinct strengths and strategies of the two proposed companies, the Board believes that this structure will enable investors to value our different businesses separately, creating value for both companies and their shareholders,” said Michael W. Lamach, Ingersoll Rand’s chairman and chief executive officer. “We believe the spin-off, which is the result of an in-depth review of strategic alternatives by our Board and management, will allow both companies to enhance value by allocating capital and deploying resources in a more focused way, while preserving and increasing synergies within their businesses. At the same time, it will position the new security company to build scale and make the necessary investments for the future.

“The new proposed standalone companies will leverage leading market positions, well-known brands and experienced people. We believe both companies will be well positioned to better execute their respective strategic plans to capitalize on future market opportunities, serve customers, create sustainable growth, and enhance shareholder value,” said Lamach, who will continue after the spin-off to serve in his current role as Ingersoll Rand’s chairman and chief executive officer.

Two Industry-Leading Companies with Distinct Strengths and Focus

About Ingersoll Rand

Ingersoll Rand will continue to build on its industrial, transport refrigeration and HVAC businesses. The company will serve customers globally through a number of leading brands, including Ingersoll Rand, Trane, American Standard, Ameristar, Thermo King, Aro and Club Car.

Following the separation, the company will have annualized revenue of approximately $12 billion on a pro forma basis based on 2011 revenues. The company is expected to maintain a strong balance sheet and financial policies consistent with an investment grade credit rating.

Ingersoll Rand benefits from strong brand recognition, leading market shares, and differentiated positioning in geographic and end markets. The company will continue to enjoy benefits from synergistic opportunities in sourcing, engineering and technology across its Industrial Technologies, Climate Solutions and Residential HVAC businesses. Moreover, the company expects to benefit from increased organizational focus and continued progress on operational excellence initiatives to drive significant margin improvement. These foundational strengths, combined with growing energy demand and energy-efficiency regulations that are driving industry transformation, will further position the company to generate profitable, sustainable growth.

About New Security Company

Under the plan, Ingersoll Rand’s existing commercial security business (currently known as the Security Technologies sector) will be combined with its residential security business (currently part of the Residential Solutions sector) to form a leading global safety product and services provider. This new company’s portfolio of brands will include Schlage, LCN, Von Duprin, Interflex, CISA, Briton, Bricard, BOCOM Systems, Dexter, Kryptonite, Falcon and Fusion Hardware Group.

The new company will have annualized revenue of approximately $2 billion on a pro forma basis based on 2011 revenues. The new security company is expected to generate strong free-cash flow and have the financial flexibility to take advantage of future growth opportunities.

The new security company is also expected to have strong margins, as well as strong brand recognition and market-leading products and solutions, to set a solid foundation for future growth. The company will benefit from synergies in sourcing, technology, and assembly operations across the residential and commercial security markets. It also will have the opportunity to invest in key markets to take advantage of growing trends around increased security concerns, electronics connectivity, product life-cycle costs and rapid demand growth in emerging markets.

Transaction Information

Execution of the transaction requires further work on structure, management, governance and other significant matters. Management is developing detailed plans for the Board’s further consideration and approval. The leadership team of the new security company will be announced prior to the completion of the spin-off. Upon completion of the spin-off, Ingersoll-Rand plc will cease to have any ownership interest in the new security company, and the new security company will become an independent publicly traded company. The new security company is anticipated to be an Irish plc.

The completion of the spin-off is subject to certain customary conditions, including receipt of regulatory approvals, receipt of a ruling from the U.S. Internal Revenue Service as to the tax-free nature of the spin-off, as well as certain other matters relating to the spin-off, receipt of legal opinions, execution of intercompany agreements, effectiveness of appropriate filings with the U.S. Securities and Exchange Commission, and final approval of the transactions contemplated by the spin-off, as may be required under Irish law. The company noted that there can be no assurance that any separation transaction will ultimately occur, or, if one does occur, its terms or timing.

Shareholder-Focused Capital Structure and Allocation Strategy

Ingersoll Rand also announced a revised capital structure and allocation strategy designed to improve efficiency and return additional capital to shareholders through the following actions authorized by the Board of Directors:

•	An increase in the level of overall indebtedness and leverage ratio while still preserving a solid investment grade credit rating.

•

A new share repurchase program of up to $2 billion of the company’s ordinary shares. The share repurchase program will begin in 2013, with an expected completion in the first quarter of 2014. The timing of the program will be dependent on the company’s access to the capital markets, available liquidity and cash flow, and general market conditions. The repurchase program may be executed through various methods, including open market repurchases.

•

The declaration of a quarterly dividend of 21 cents per ordinary share, reflecting an increase of 31 percent. The dividend is payable March 28, 2013, to shareholders of record on March 12, 2013. Upon completion of the transaction, Ingersoll Rand and the new security company are initially expected to pay a combined quarterly dividend approximately equal in sum to the Ingersoll Rand dividend at the time of the closing.

Lamach said, “Over the past several years, we have generated substantial free cash flow, even through tough economic times. Our outlook has not changed in this regard. This prudent and revised capital structure and allocation strategy will accelerate our efforts to continue to deliver attractive returns for our shareholders while maintaining a strong balance sheet to fund future investments and growth.”

Investor Conference Call

Michael W. Lamach and Steven R. Shawley, senior vice president and chief financial officer, will hold a conference call for investors today at 10:30 a.m. Eastern Standard Time to outline the proposed spin-off and answer questions. The call can be accessed via the company’s web site: www.ingersollrand.com. Presentation materials will be available on the web site prior to the call.

Forward-Looking Statements

This news release includes “forward-looking statements,” which are statements that are not historical facts, including, but not limited to, statements that relate to our intent to create two independent companies as a result of the proposed spin-off, the potential and opportunities for the independent companies following the spin-off, the expected benefits of the proposed spin-off, the tax-free nature of the proposed spin-off, the expected credit profiles of the independent companies, the timing of the transaction and our capital structure and allocation. The forward-looking statements in this news release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties, include, but are not limited to: our ability to timely obtain, if ever, necessary regulatory approvals or to satisfy any of the other conditions to the proposed spin-off; adverse effects on the market price of our ordinary shares and on our operating results because of our inability to timely complete, if ever, the proposed spin-off; our ability to fully realize the expected benefits of the proposed spin-off; negative effects of announcement or consummation of the proposed spin-off on the market price of the company’s ordinary shares; significant transaction costs and/or unknown liabilities; general economic and business conditions that affect the companies in connection with the proposed spin-off; unanticipated expenses such as litigation or legal settlement expenses; failure to obtain tax rulings or tax law changes; changes in capital market conditions; the impact of the proposed spin-off on the company’s employees, customers and suppliers; future opportunities that the company’s board may determine present greater potential to increase shareholder value; and the ability of the companies to operate independently following the spin-off. Actual results could differ materially. For further information regarding risks and uncertainties associated with our businesses, please refer to our Form 10-K for the year ended December 31, 2011, Form 10-Q for the quarter ended September 30, 2012, and in our other SEC filings. We assume no obligation to update these forward-looking statements.

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About Ingersoll Rand

Ingersoll Rand (NYSE:IR) advances the quality of life by creating and sustaining safe, comfortable and efficient environments. Our people and our family of brands—including Club Car®, Ingersoll Rand®, Schlage®, Thermo King® and Trane® —work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; secure homes and commercial properties; and increase industrial productivity and efficiency. We are a $14 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.